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                                                                      EXHIBIT 12

                     LINENS 'N THINGS, INC. AND SUBSIDIARIES
                             COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES
           ($ in thousands, except Ratio of Earnings to Fixed Charges)

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
                                                                       FISCAL YEAR
                                                   ----------------------------------------------------
                                                     1999       1998       1997       1996      1995
                                                   --------   --------   --------   --------   --------
NET EARNINGS

Net income (loss) ..............................   $ 52,052   $ 38,062   $ 25,790   $ 15,039   $    (34)

Income taxes ...................................     32,457     23,843     18,704     10,952      1,108

Interest expense, excluding capitalized interest        554        594      1,405      4,692      7,059

Portion of rents deemed representative
   of interest factor (1/3) ....................     33,737     27,819     23,271     17,774     12,946
                                                   --------   --------   --------   --------   --------
                                                   $118,800   $ 90,318   $ 69,170   $ 48,457   $ 21,079
                                                   ========   ========   ========   ========   ========
FIXED CHARGES
Gross interest expense .........................   $  1,070   $    774   $  1,574   $  4,692   $  7,059

Portion of rents deemed representative
   of interest factor (1/3) ....................     33,737     27,819     23,271     17,774     12,946
                                                   --------   --------   --------   --------   --------
                                                   $ 34,807   $ 28,593   $ 24,845   $ 22,466   $ 20,005
                                                   ========   ========   ========   ========   ========

RATIO OF EARNINGS TO FIXED CHARGES .............       3.41       3.16       2.78       2.16       1.05

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